SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                        __________________

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


 Date of Report(Date of Earliest Event Reported): February 27, 2001


                NOVA NATURAL RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


Colorado                        0-15078        84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)


4340 East Kentucky Avenue, Suite 418, Glendale, Colorado  80246
(Address of principal executive offices)                (Zip Code)


                          (720)524-1363
        (Registrant's telephone number, including area code)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

On February 27, 2001 the Company closed a transaction pursuant to the terms of an Asset Purchase Agreement dated February 9, 2001 (the "Agreement") with TORITA DONGHAO LLC ("Torita Delaware"), a Delaware Corporation, by which Torita Delaware acquired control of the Company. The Agreement is appended as an Exhibit to this Report. Statements made in this Report are qualified in their entirety by the specific terms of the Agreement.

 Effective at Closing, all of Nova's officers and directors, except Brian B. Spillane, resigned, as contemplated by the Agreement. Edward T. S. Chan, CEO of Torita Delaware, thereupon was named President, Treasurer and a Director of the Company. Mr. Spillane resigned as President, but remains a Director of the Company, and was appointed its Secretary. Messrs. Chan and Spillane currently are the only directors of the Company, but management anticipates that other nominees of Torita Delaware will be appointed as directors. These individuals have not been identified, and no agreement to appoint specific persons exists.

Upon effectuation of the Agreement, Torita Electronic (Hong Kong) Ltd. holds 138,612,287 shares of the Registrant's $0.10 par value stock, 59.5% of the total common shares issued and outstanding, and therefore is the new controlling shareholder of the Company. Affiliates of Torita Delaware control an additional 32% of the issued and outstanding shares. The consideration used to obtain such control was the acquisition by the Company of 100% of the business and operating assets of Torita Delaware.

The previous control persons of the Company were the REM Family Trust, Robert E. McDonald, Trustee; the Karen McDonald Trust, Karen McDonald, Trustee; Brian B. Spillane; Milton O. Childers; and James
R. Schaff, who in the aggregate owned 9,381,216 or 55.7% of the Company's common shares prior to the transaction.

There are no arrangements or understandings between the members of the former and new control groups and their associates concerning election of Directors and other matters, except the following:

1. Brian B. Spillane was asked by Torita Delaware to continue as a Director and agreed to do so. This request was not a requirement for approval of the transaction by the Company's former Board of Directors.

2. Warrants representing 1.5% of the total issued and outstanding common stock of the Company after the transaction were issued to former Nova management as part of the transaction. The warrants are subject to an agreement which, under certain circumstances, would result in registration of the shares underlying the warrants. These conditions are described in the Agreement.

3. The Company's former controlling shareholders entered into a Stock Transfer Restriction Agreement with a 12-month term which limits the number of shares which can be sold in any one month.
These conditions are described in the Agreement.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Company acquired 100% of the business and operating assets of Torita Delaware in exchange for 213,249,672 of its $0.10 par value common shares. 2,971,512 shares and a cash consideration were paid at the Closing to Focus Tech Investments, Inc., which acted as a finder in the transaction. All shares issued at the closing are restricted.

In determining the amount of the consideration, the Company's Board of Directors considered the Company's limited financial resources prior to the transaction, the Company's inability to attract industry partners to fund and operate the Company's principal assets, the general economic conditions of the industries in which the Company operated, and managements determination that the Company could not operate profitably because of a lack of capital from operations and other sources.

Management concluded that the Company would be more valuable, and the interests of its shareholders would be better served, by the sale, reassignment, and abandonment of the Company's assets and marketing of the Company as a "shell". In this fashion, management believed that it could obtain for the Company's shareholders a minority interest in a company with more substantial assets, operations and prospects. In exchange, such a merger partner would become a public company, obtain liquidity for its shares, and gain more ready access to capital markets. The Company's Directors concluded that Torita Delaware met all of these criteria, based on its assets, earnings, and growth prospects, particularly in the geographical region in which it operates. As part of its due diligence activities, the President of the Company, accompanied by the Company's largest shareholder and a second large shareholder traveled to China, inspected the facilities and assets to be acquired, and met the personnel responsible for Torita Delaware's operations. The Company also relied on the Finder to advise the Company as to the best terms obtainable for this type of transaction.

There were no relationships of any kind between the former Company Directors and principal shareholders and any Torita Delaware personnel.

All of Nova's outstanding convertible preferred stock was converted into common stock at the Closing. The previous Nova shareholders hold 16,838,567 shares, the majority of which are subject to a Stock Transfer Restriction Agreement with a 12-month term which limits the number of shares which can be sold in any one month.
The Company now has a total of 233,059,751 common shares outstanding.

Torita Delaware manufactures, markets, and sells electronic equipment, including computer hardware, computer monitors, television sets, internet access devices for use with TV sets, digital video devices (DVD's) and related equipment. Torita Delaware's products are marketed in southeast Asia. Its production facilities occupy 128,000 square feet in Zhuhai City in the People's Republic of China ("PRC") and include six manufacturing lines with an annual production capacity of approximately 1 million PC's, 1 million DVD devices and 200,000 TV sets. Torita Delaware was formed by the spin-off of two divisions of the Torita Group of the PRC, Torita Group is a large, diversified company with many years of operating history in China.

Management intends that the business operations of the Company following Closing of the transaction will continue to be those of Torita Delaware prior to the Closing. The Company does not presently intend to operate in any of the business areas in which it operated prior to Closing.

The assets of Torita Delaware acquired by the Company are those previously operated by Donghao Computer Enterprises Co. Ltd, and
Torita Corporation Ltd. - Video Division. Audited combined financial statements of these two entities for the two fiscal years ended December 31, 1999 and 1998 reflect:

                                 YEAR ENDED

                         12/31/99             12/31/98

Sales Revenues          $16,537,777         $11,537,482
Net Income              $ 2,105,289         $ 1,232,377

Combined Balance Sheet at:

                         12/31/99             12/31/98

Current Assets          $ 2,303,589         $ 7,920,068
Capital Assets          $ 3,380,555         $ 2,843,835
Current Liabilities     $   993,469         $   988,995
Long-Term Debt          $ 1,209,733         $10,592,276
Shareholders Equity     $ 3,480,942         $  (817,368)
Assets                  $ 5,684,144         $10,763,903

Note: Financial statements are translated from the currency of the People's Republic of China ($RMB) to United States Dollars ($US) at the rate of $RMB 8.28 to $US 1.00. Auditing and preparation of financial statements have been undertaken by Eddy S.L. Chin, Chartered Accountant, Toronto, Canada.

Audited financial statements for the fiscal year ended December 31, 2000 are not yet available.

ITEM 6.  RESIGNATIONS OF THE COMPANY'S DIRECTORS

(a) All of the Directors of the Registrant, with the exception of Brian B. Spillane, resigned, effective with the date of Closing of the transaction, i.e. February 27, 2001. These resignations were a condition of the Asset Purchase Agreement, and there was no disagreement between any of the resigning directors and the Registrant in any matter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of form 8-K, such financial statements shall be filed by amendment to this form 8-K no later than 60 days after March 14, 2001.

     (b) Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after March 14, 2001.

     (c) Exhibits

1. Asset Purchase Agreement dated as/of February 9, 2001, by and among Nova Natural Resources Corporation, a Colorado Corporation (the "Company"), those shareholders of the Company identified on Exhibit A to that Agreement and Torita Donghao LLC, a Delaware limited liability company.

ITEM 8.  CHANGE IN FISCAL YEAR

The Company's fiscal year ends on September 30, and Torita
Delaware's fiscal year is on a calendar year basis. The Company intends to change its fiscal year to a calendar year, effective with its next quarterly report on Form 10-QSB, which is scheduled to be filed no later than May 15, 2001.

                         SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            NOVA NATURAL RESOURCES CORPORATION


            BY: /s/ Edward T. S. Chan
            ________________________________
            Edward T. S. Chan, President


            BY: /s/ Brian B. Spillane
            ________________________________
            Brian B. Spillane, Secretary

Date: March 5, 2001